Exhibit 99.1

Shake Shack Announces Tara Comonte Stepping Down as President and CFO

Shake Shack Creates Board Sub-Committee to Lead CFO Search

Ms. Comonte to Remain Through Q1 Earnings Cycle, With Her Final Day May 7th

NEW YORK, NY (Business Wire) — March 29, 2021 — Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK) today announced that Tara Comonte, President and Chief Financial Officer for the last four years, will depart the Company to become CEO of a private company outside of the restaurant industry.

Comonte, who joined Shake Shack in 2017, will remain in her current role through May 7, 2021 to oversee the Company's fiscal first quarter 2021 reporting period and ensure a thorough transition of her responsibilities. The Company is in the process of retaining a firm to manage the search for a new Chief Financial Officer, led by a sub-committee of the Board of Directors. Ms. Comonte’s responsibilities will be transitioned to other existing members of the Shake Shack leadership team until such time as the search is concluded.

Randy Garutti, CEO of Shake Shack stated, "On behalf of our Board and our entire team, I want to thank Tara for her many contributions over the past 4 years. I’m thrilled to see her take on a CEO role and our Shack team will be rooting for her every success. She leaves the company with an incredibly strong team and foundation that is well positioned for our accelerated growth ahead. We’re beginning to exit the pandemic, returning to a robust development schedule, leveraging our broad array of new formats and digital channels and continuing to build this beloved global brand.”

Tara Comonte commented, "It has been a huge honor to help lead this incredible brand through such a transformational period of growth. Shake Shack is a very special place, full of passionate, high-performing, talented leaders, each of whom I will sincerely miss. I’m excited to watch their success and growth continue around the world for many years to come and will remain one of their biggest fans. I would like to thank everyone at Shake Shack for the last wonderful four years, a time I will forever treasure. I wish everyone in the company every success.”

About Shake Shack

Shake Shack is a modern day "roadside" burger stand serving a classic American menu of premium burgers, chicken sandwiches, hot dogs, crinkle cut fries, shakes, frozen custard, beer and wine. With its fresh, simple, high-quality food at a great value, Shake Shack is a fun and lively community gathering place with widespread appeal. Shake Shack’s mission is to Stand for Something Good®, from its premium ingredients and caring hiring practices to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the Company has expanded to approximately 320 locations in 30 U.S. States and the District of Columbia, including more than 107 international locations including London, Hong Kong, Shanghai, Singapore, Philippines, Mexico, Istanbul, Dubai, Tokyo, Seoul and more.

Forward-Looking Statements

This press release contains “forward-looking” statements that involve risks and uncertainties, including statements concerning Shake Shack’s plans to initiate a search for a new Chief Financial Officer and the transition during such time. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Shake Shack’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in Shake Shack’s Securities and Exchange Commission (“SEC”) filings and reports, including its Annual Report on Form 10-K for the fiscal year ended December 30, 2020 and other filings that Shake Shack makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Shake Shack undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media:
Kristyn Clark, Shake Shack
kclark@shakeshack.com

Recruiting:

Recruiting@shakeshack.com

Investor Relations:
Melissa Calandruccio, ICR
Michelle Michalski, ICR
(844) SHACK-04 (844-742-2504)
investor@shakeshack.com

Source: Shake Shack Inc.